EXHIBIT 99.1

Contacts:

Larry C. Heaton II

President and Chief Executive Officer

(408) 616-1801

lheaton@curonmedical.com

Alistair F. McLaren

Vice President, Chief Financial Officer

(408) 616-1803

amclaren@curonmedical.com

Investor Relations Melody A. Carey Rx Communications Group, LLC (917) 322-2571 mcarey@rxir.com

FOR IMMEDIATE RELEASE

CURON MEDICAL ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, Calif., April 17, 2003 — Curon Medical, Inc. (Nasdaq: CURN) today announced financial results for the first quarter ended March 31, 2003.

For the first quarter of 2003, Curon Medical reported a net loss of $3.3 million, or $0.16 per share, compared with a net loss of $3.8 million, or $0.20 per share, for the same quarter last year. Net sales were $709,000 compared to net sales of $939,000 in the first quarter of 2002. First quarter sales reflected the sale of 13 Stretta® Control Modules and 464 disposable Stretta Catheters, two Secca® Control Modules, and 35 disposable Secca® Handpieces. On March 31, 2003, Curon Medical had cash, cash equivalents and investments totaling $20.8 million.

“During the first quarter we took steps to rebuild and enhance the sales and marketing team at Curon Medical, through the addition of a Senior Vice President of Sales and Marketing and several replacement sales representatives,” stated Larry Heaton, Curon Medical’s President and Chief Executive Officer. “We also significantly expanded the number of sales professionals marketing our Stretta and Secca Systems by augmenting our direct sales force with an indirect sales channel in the form of manufacturer representatives and a veteran Vice President of Sales for Distribution to lead their efforts. To support the efforts of our customers in the important area of reimbursement we added an experienced field based Director of Reimbursement. With these added resources we believe we will be able to increase our effectiveness in building repeat usage among existing customers as well as to continue to expand the base of customers equipped to perform Stretta procedures and penetrate the market for our Secca system as we formally launch the product line for the treatment of fecal incontinence during the second quarter. Our repositioning of the Stretta procedure as an alternative to anti-reflux surgery was supported by the acceptance for publication during the past quarter of Dr. William Richards’ paper comparing the Stretta procedure favorably to the more invasive laparoscopic Nissen fundoplication. Additionally, the Stretta procedure’s positive outcomes and durability when performed at various hospital types was highlighted in the publication of Dr. Herbert Wolfsen’s paper detailing the clinical registry of 558 patients followed in some cases for as long as 33 months and the observation that as many as 90 percent of patients who had undergone the procedure would recommend it to a friend. With support from both clinical data and patients themselves we believe that adoption of this procedure will continue to grow.”

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Conference Call

Curon Medical will host a conference call today at 4:30 p.m. eastern time/1:30 p.m. pacific time to discuss the first quarter results. The live call may be accessed by dialing (913) 981-5582 and through a web cast at the Curon Medical website http://investor.curonmedical.com. The replay will be available via web cast for 30 days or by calling (719) 457-0820 from 7:30 p.m. eastern time tonight until midnight eastern time on April 23, 2003. The confirmation number to access the replay is 3453903.

About Curon Medical, Inc.

Curon Medical, Inc. develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The Company’s products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta System, received U.S. Food and Drug Administration clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as GERD. The Company’s second product, the Secca System for the treatment of fecal incontinence, received clearance from the FDA in March 2002. For more information, please visit the Company’s website at http://www.curonmedical.com.

About The Stretta® System

Curon’s proprietary Stretta System provides physicians with the tools to perform a minimally invasive, outpatient endoscopic procedure for the treatment of GERD. The Stretta System consists of the Stretta Catheter, which is a disposable, flexible catheter and the Curon Control Module. Using the Stretta System, the physician delivers temperature-controlled radiofrequency energy to create thermal lesions in the muscle of the lower esophageal sphincter (LES). The tissue response to radiofrequency delivery alters LES function, which results in statistically significant improvements in GERD symptom scores, reduction in acid exposure and reduction in anti-secretory medication requirement.

About The Secca® System

The Secca System provides physicians with devices to perform a minimally invasive outpatient procedure for the treatment of fecal incontinence in patients who have failed more conservative therapy such as diet modification and biofeedback. The Secca System utilizes the same technology and treatment concepts as the Stretta System. Using the Curon Control Module and the Company’s Secca disposable handpiece, physicians deliver radiofrequency energy into the muscle of the anal sphincter to improve its barrier function.

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This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the Company’s expectations regarding its ability to increase its effectiveness in building repeat usage of its disposable products, its ability to expand its installed base of Stretta customers and its ability to establish a customer base for the Secca product are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Curon Medical’s expectations are preliminary and involve risks and uncertainties, as a result of which actual results may differ materially. Further information on potential risk factors that could affect Curon Medical, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Future Results,” in Curon Medical’s Annual report of Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on March 13, 2003. Curon Medical undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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CURON MEDICAL, INC

CONDENSED STATEMENT OF OPERATIONS

(In thousands, unaudited)

	Three months ended March 31,
	2002	2003
Sales	939	709
Cost of Sales	983	983

Gross profit	(44)	(274)
Operating expenses:
Research and development	789	453
Clinical and regulatory	418	315
Sales and marketing	1,878	1,402
General and administrative	972	920

Total operating expenses	4,057	3,090

Loss from operations	(4,101)	(3,364)

Interest and other expense, net	276	99

Net loss	(3,825)	(3,265)

Per Share Information:
Net loss per share, basic and diluted	(0.20)	(0.16)
Shares used in computing net loss per common share	19,407	19,977
CURON MEDICAL, INC CONDENSED BALANCE SHEETS (In thousands, unaudited)
	December 31, 2002	March 31, 2003
Assets
Current assets:
Cash and cash equivalents	8,570	9,533
Short term investments	14,397	9,701
Accounts receivable, net	688	436
Inventories	1,295	1,247
Prepaid expenses and other current assets	972	934
Total current assets	25,922	21,851
Property and equipment, net	766	687
Long term investments	528	1,563
Other assets	20	21
	27,236	24,122
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	1,115	1,243
Long-term debt	18	16
Stockholders’ equity	26,103	22,863
Total liabilities and stockholders’ equity	27,236	24,122